Independent Auditor's Report



The Board of Managers and the Owners of Variable Annuity Contract of Tactical Short-Term Bond Account for Variable Annuities

Ladies and Gentlemen:


We have audited the financial statements of Tactical Short-Term Bond Account for Variable Annuities for the year ended December 31, 2004 and have issued our report thereon dated February 17, 2005. In planning and performing our audit of the financial statements of Tactical Short-Term Bond Account for Variable Annuities, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR. An audit does not include examining the effectiveness of internal control and does not provide assurance on internal control.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of management and the Board of Managers of Tactical Short-Term Bond Account for
Variable Annuities and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/S/ KPMG LLP
Hartford, CT
February 17, 2005